Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of New England Realty Associates Limited Partnership for the nine months ended September 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Ronald Brown, as President and Director of the Partnership’s General Partner, NewReal, Inc., and Jameson Brown, the Treasurer and a Director of the Partnership’s General Partner, NewReal, Inc., each hereby certifies, pursuant to 18.U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/ Ronald Brown

Ronald Brown
Principal Executive Officer
(President and Director of the Partnership’s General Partner, NewReal, Inc.)
Date: November 6, 2026
/s/ Jameson Brown

Jameson Brown
Principal Financial Officer
(Treasurer and Director of the Partnership’s General Partner, NewReal, Inc.)
Date: November 6, 2026

This certification accompanies each Report pursuant to §906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Partnership for purposes of §18 of the Security Exchange Act of 1934, as amended.

A signed original of this written statement required by §906 has been provided to the Partnership and will be retained by the Partnership and furnished to the Securities and Exchange Commission or its staff upon request.